Exhibit 3.09

Michigan Department of Consumer and Industry Services

Filing Endorsement

This is to Certify that the ARTICLES OF INCORPORATION — PROFIT for

VISTEON GLOBAL TECHNOLOGIES, INC.

ID NUMBER: 38049A

received by facsimile transmission on March 13, 2000 is hereby endorsed Filed on March 14, 2000 by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 14th day of March, 2000.
, Director
Corporation, Securities and Land Development Bureau
Sent by Facsimile Transmission 05581

C&S500 (Rev 10/98)

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
Date Received	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Sharon A. Mermuys
Address Ford Motor Company One American Road, Suite 323 WHO
City Dearborn State MI Zip Code 48126	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is:

Visteon Global Technologies, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

the acquisition and exploitation of intellectual property and any other activity or purpose for which corporations may be organized under the Business Corporation Act of Michigan

ARTICLE III

The total authorized shares:

1.	Common Shares 1,000, no par value

Preferred Shares NA

2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

NA

M1001 — C T System Online

ARTICLE IV

1.	The address of the registered office is:

30600 Telegraph Road, Suite 3275, Bingham Farms , Michigan 48025
(Street Address) (City) (ZIP Code)

2.	The mailing address of the registered office, if different than above:

, Michigan

(Street Address or P.O. Box)                                     (City)                                                                              (ZIP Code)

3.	The name of the resident agent at the registered office is: CT Corporation System

ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address

Rebecca Burtless-Creps	Ford Motor Company
One American Road
Suite 324 WHQ
Dearborn, MI 48126

ARTICLE VI (Optional. Delete if not applicable)

ARTICLE VII (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of Its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

M1001 — C T System Online

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

See Exhibit A attached for Articles VIII, IX and X.

I, (We), the incorporator(s) sign my (our) name(s) this                      day of March, 2000.

/s/ Rebecca Burtless-Creps
Rebecca Burtless-Creps

M1001 — C T System Online

C&S 600

Name of person or organization	Preparer’s name and business
remitting fees:	telephone number:

Sharon A. Mermuys	Rebecca L. Burtless-Creps

Elf Number: 2826	(313) 594-4231

INFORMATION AND INSTRUCTIONS

1.	The Articles of Incorporation cannot be filed until this form, or a comparable document, is submitted.

2.	Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This document is to be used pursuant to the provisions of Act 284, P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

4.	Article I—The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations: “Corporation”, “Company”, “Incorporated”, “Limited”, “Corp.”, “Co.”, “Inc.”, or “Ltd.”

5.	Article II State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or with specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be formed under the act. The Act requires, however, that educational corporations state their specific purposes.

6.	Article III—Indicate the total number of shares which the corporation has authority to issue. If there is more than one class or series of shares, state the relative rights, preferences and limitations of the shares of each class in Article III(2).

7.	Article IV—A post office box may not be designated as the address of the registered office.

8.	Article V—The Act requires one or more incorporators. Educational corporations are required to have at least three (3) incorporators. The address(es) should include a street number and name (or other designation), city and state.

9.	The duration of the corporation should be stated in the Articles only if not perpetual.

10.	This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

11.	The Articles must be signed by each incorporator. The names of the incorporators as set out in Article V should correspond with the signatures.

12.	FEES: Make remittance payable to the State of Michigan, include corporation name on check or money order.

NONREFUNDABLE FEE		$10.00
ORGANIZATION FEE: first 60,000 authorized shares or portion thereof		$50.00
TOTAL MINIMUM FEE		$60.00
ADDITIONAL ORGANIZATION FEE FOR AUTHORIZED SHARES OVER 60,000:
each additional 20,000 authorized shares or portion thereof	$30.00
maximum fee per filing for first 10,000 authorized shares	$5,000.00
each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares	$30.00
maximum fee per filing for authorized shares in excess of 10,000,000 shares	$200,000.00

To submit by mail: Michigan Department of Consumer & Industry Services Corporation, Securities and Land Development Bureau Corporation Division 7150 Harris Drive P.O. Box 30054 Lansing, MI 48909	To submit in person: 6546 Mercantile Way Lansing, MI Telephone: (517) 334-6302 Fees may be paid by VISA or Mastercard when delivered in person to our office.

To submit electronically: (517) 334-8048

To use this service complete a MICH-ELF application to provide your VISA or Mastercard number. Include your assigned Filer number on your transmission. To obtain an application for a filer number, contact (517) 334-6327 or visit our WEB site at http://www.cis.state.mi.us/corp/.

M1001—C T System Online

EXHIBIT A

ARTICLE VIII

POWERS OF THE BOARD OF DIRECTORS

8.1 General. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

(a) To make, alter or repeal the By-Laws of the Corporation; to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish the same in the manner in which it was created, and to fix and determine and to vary the amount of the working capital of the Corporation; to determine the use and disposition of the working capital and of any surplus or net profits over and above the capital of the Corporation determined as provided by law, and to fix the times for the declaration and payment of dividends; to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation; and to fix and determine the fees and other compensation to be paid by the Corporation to its directors;

(b) To determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be opened to inspection of the shareholders; and no shareholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute, unless authorized by a resolution of the shareholders or directors;

(c) To make donations for the public welfare or for charitable, scientific or educational purposes, and to cause the Corporation to cooperate with other corporations or with natural persons, or to act alone, in the creation and maintenance of community funds or charitable, scientific, or educational instrumentalities, and to make donations for the public welfare or for charitable, scientific, or educational purposes; and

(d) To designate, by resolution passed by a majority of the entire Board, one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

8.2 Powers Conferred by By-Laws. The Corporation may in its By-Laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Michigan.

ARTICLE IX

LIMITATION ON LIABILITY OF DIRECTORS;

INDEMNIFICATION AND INSURANCE

9.1 Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(a) for any breach of the director’s duty of loyalty to the Corporation or its shareholders,

(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(c) for a violation of Section 450.1551 (1) of the Business Corporation Act of the State of Michigan, or

(d) for any transaction from which the director derived an improper personal benefit.

If the Business Corporation Act of the State of Michigan is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by said Act, as so amended.

9.2 Effect of Any Repeal or Modification of Subsection 9.1. Any repeal or modification of subsection 9.1 of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

9.3 Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Business Corporation Act of the State of Michigan, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorney’s fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 9.3b of this Article) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subsection 9.3(a) shall be a contract right and shall include the right to be paid by the Corporation the expenses reasonably incurred in defending any such proceeding in advance of its final disposition, provided, however, that if the Business Corporation Act of the State of Michigan requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 9.3(a) or otherwise.

(b) Right of Claimant to Bring Suit. If a claim which the Corporation is obligated to pay under subsection 9.3(a) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Business Corporation Act of the State of Micihigan for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Act of the State of Michigan, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Miscellaneous. The provisions of this Section 9.3 shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 9.3 should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

(d) Non-Exclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 9.3 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise.

(e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Act of the State of Michigan.

(f) Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section 9.3 with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

ARTICLE X

LIMITATION OF ACTIONS

Every asserted right of action by or on behalf of the Corporation or by or on behalf of any shareholder against any past, present or future member of the Board of Directors, or any committee thereof, or any officer or employee of the Corporation or any subsidiary thereof, arising out of or in connection with any bonus, supplemental compensation, stock investment, stock option or other plan or plans for the benefit of any employee, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of residence of any such director, member, officer or employee, shall cease and be barred upon the expiration of three years from the later of the following dates: (a) the date of any alleged act or omission in respect of which such right of action may be asserted to have arisen, or (b) the date upon which the Corporation shall have made generally available to its shareholders information with respect to, as the case may be, the aggregate amount credited for a fiscal year to a bonus or supplemental compensation reserve, or the aggregate amount of awards in a fiscal year of bonuses or supplemental compensation, or the aggregate amount of stock optioned or made available for purchase during a fiscal year, or the aggregate amount expended by the Corporation during a fiscal year in connection with any other plan for the benefit of such employees, to all or any part of which such asserted right of action may relate; and every asserted right of action by or on behalf of any employee, past, present or future, or any spouse, child, or legal representative thereof, against the Corporation or any subsidiary thereof arising out of or in connection with any such plan, irrespective of the place where such asserted right of action may arise or be asserted, shall cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action shall be asserted to have arisen.

BCS/CD-520 (Rev. 12/03)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received

(FOR BUREAU USE ONLY)

ADJUSTED TO AGREE

WITH BUREAU RECORDS

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Tran Info:1 10989994-1 09/01/05 Chk#: 01440824 Amt: $5.00 ID: 38049A
FILED SEP 14 2005
Name Corporation Service Company Attn: Sylvia Queppet	Administrator
Address 2711 Centerville Road	Bureau of Commercial Services
City Wilmington, State DE Zip Code 19808	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

For use by Domestic and Foreign Corporations and Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.	The name of the corporation or limited liability company is:
VISTEON GLOBAL TECHNOLOGIES, INC.

2.	The identification number assigned by the Bureau is: 38049A

3.	a. The name of the resident agent on file with the Bureau is: C T Corporation System

b.	The location of the registered office on file with the Bureau is:

30600 Telegraph Road, Ste 3275 Bingham Farms , Michigan 48025
(Street Address) (City) (ZIP Code)

c.	The mailing address of the above registered office on file with the Bureau is:

, Michigan
(Street Address or P.O. Box) (City) (ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.	a. The name of the resident agent is: CSC–Lawyers Incorporating Service (Company)

b.	The address of the registered office is:

601 Abbott Road East Lansing , Michigan 48823
(Street Address) (City) (ZIP Code)

c.	The mailing address of the registered office IF DIFFERENT THAN 4B is:

, Michigan
(Street Address or P.O. Box) (City) (ZIP Code)

5.	The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation: 3. LIMITED LIABILITY COMPANIES: an operating agreement affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6.	The corporation or limited liability company further States that the address of its registered office and the address of its resident agent, as changed are identical.

Signature	Type of Print Name and Title or Capacity	Date Signed
/s/ Maureen Cullen	Maureen Cullen, Attorney in Fact	08/22/2005

GOLD SEAL APPEARS ONLY ON ORIGINAL